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                                  US LEC Corp.
                    Computation of Earnings (Loss) Per Share



                                                             Three Months Ended
                                                                  March 31,
                                                       1998                     1997
                                                       ----                     ----

Net earnings (loss)                                  $ 1,318,997           ($1,551,684)
                                                      ===========          ===========

Weighted average number of shares outstanding:
     Basic                                            20,695,227            17,310,000
                                                      ==========            ==========
     Diluted                                          21,320,697            17,310,000
                                                      ==========            ==========


Earnings (loss) per share:
     Basic                                                 $0.06                ($0.09)
                                                      ==========            ==========
     Diluted                                               $0.06                ($0.09)
                                                      ==========            ==========
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